PRUDENTIAL TAX-FREE MONEY FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





February 28, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Prudential Tax-Free Money Fund, Inc.
File No. 811-2927


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form
N-SAR for the above referenced Fund, for the six-month period ended December 31, 2006. The enclosed is being filed electronically via the EDGAR System.


Yours truly,


			/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure




This report is signed on behalf of the
Registrant in the City of Newark and State of New
Jersey on the 22nd day of February 2007.



	Prudential Tax-Free Money Fund, Inc.


Witness:  /s/ Floyd L. Hoelscher					By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher						Jonathan D. Shain
						Assistant Secretary





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